     As filed with the Securities and Exchange Commission on May 28, 1996
                                 Reg. No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                              MOVIE GALLERY, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                             63-1120122
      (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)            Identification No.)


             739 W. MAIN STREET
              DOTHAN, ALABAMA                            36301
  (Address of principal executive offices)            (Zip Code)
                               _________________

                                1994 STOCK PLAN
                           (Full title of the plan)
                               _________________

                               JOE THOMAS MALUGEN
                              MOVIE GALLERY, INC.
                               739 W. MAIN STREET
                             DOTHAN, ALABAMA  36301
                    (Name and address of agent for service)

                                 (334) 677-2108
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            JAMES C. LOCKWOOD, ESQ.
                     TROY & GOULD PROFESSIONAL CORPORATION
                       1801 CENTURY PARK EAST, SUITE 1600
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-4441

                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed Maximum    Proposed Maximum
                                           Amount To Be      Offering Price    Aggregate Offering      Amount of
 Title of Securities To Be Registered     Registered/(1)/    Per Share/(2)/        Price/(2)/       Registration Fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value...........      1,000,000         $32.25             $32,250,000            $11,121
====================================================================================================================

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plans.
(2) Estimated pursuant to Rule 457 of the General Rules, solely for the purpose of computing the registration fee, based on the last reported sales price of the Common Stock as reported on the Nasdaq National Market on May 21, 1996.


- --------------------------------------------------------------------------------

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


*         Information required by Items 1 and 2 of Part I to be contained in the
          Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Movie Gallery, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, Form 10-K/A and Form 10-K/A-1 amending the Annual Report; and

          (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

          (iii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Reg. No. 0-24548) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report subsequently filed by the Company for the purpose of updating that description.

          In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Company's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          The Common Stock registered hereby is a class of securities registered under Section 12(g) of the Exchange Act.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          The consolidated financial statements of Movie Gallery, Inc. at December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          Counsel for the Company, Troy & Gould Professional Corporation, 1801 Century Park East, Los Angeles, California, has rendered an opinion to the effect that the securities offered hereby by the Company, when sold and paid for, will be duly and validly issued, fully paid and nonassessable. Joseph F. Troy, a member of Troy & Gould Professional Corporation, is a director of the Company and has been granted options to purchase 60,000 shares of the Company's Common Stock. Other attorneys at the firm hold 3,000 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Certificate of Incorporation and the Bylaws of the Company provide for the indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL").

          Section 145 of the GCL authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred by him or her in connection therewith.

          If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

          The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director and executive officer of the Company (the "Indemnitees"). The Indemnity Agreements provide that the Company will indemnify each Indemnitee to the fullest extent authorized or permitted by law against payment of and liability for any and all expenses actually and reasonably incurred by the Indemnitee, including, but not limited to, judgments, fines, settlements and charges, costs, expenses of investigation and expenses of defense of legal actions, suits, proceedings payable by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in connection with the defense or settlement of such proceedings, provided it is determined that the Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company (and shall be paid by the Company in advance of the final disposition thereof at the written request of the Indemnitee if the Indemnitee undertakes to repay the Company for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he is not entitled to indemnification under the Indemnity Agreement) unless the Company, independent legal counsel or the stockholders of the Company determine that: (i) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful; or
(iii) the Indemnitee intentionally breached his duty to the Company or its stockholders.

ITEM 8.   EXHIBITS

          The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

          4.1 Specimen Common Stock certificate (filed with the Commission on August 1, 1994 as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-80120) and incorporated herein by reference).

          5 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Troy & Gould Professional Corporation (contained in
               Exhibit 5).

          24   Power of Attorney (contained in Part II).

ITEM 9.   UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement:

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Dothan, State of Alabama, on May 22, 1996.

                                    MOVIE GALLERY, INC.


                                    By:   s/ JOE THOMAS MALUGEN
                                         -----------------------------------
                                         Joe Thomas Malugen, Chief Executive
                                         Officer

                             POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe T. Malugen and J. Steven Roy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

        Signature                        Title                     Date
       ----------                        -----                     ----

s/JOE THOMAS MALUGEN         Chairman of the Board of          May 22, 1996
- -------------------------    Directors and Chief Executive
Joe Thomas Malugen           Officer (Principal Executive
                             Officer)


s/J. STEVEN ROY              Senior Vice President and         May 22, 1996
- -------------------------    Chief Financial Officer
J. Steven Roy                (Principal Financial and
                             Accounting Officer)


s/WILLIAM B. SNOW            Vice Chairman of the Board        May 22, 1996
- -------------------------
William B. Snow


s/H. HARRISON PARRISH        President and Director            May 22, 1996
- -------------------------
H. Harrison Parrish


                             Director                          May __, 1996
- -------------------------
Sanford Sigoloff


                             Director                          May __, 1996
- -------------------------
Phillip B. Smith

                                                               May 22, 1996
 s/JOSEPH F. TROY            Director
- -------------------------
Joseph F. Troy

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                                                                     Page
- --------------                                                                     ----
       4.1     Specimen Common Stock certificate (filed with the Commission on
               August 1, 1994 as Exhibit 4.1 to the Company's Registration
               Statement on Form S-1 (Reg. No. 33-80120) and incorporated herein by reference).

       5 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.

       23.1    Consent of Ernst & Young LLP.

       23.2    Consent of Troy & Gould Professional Corporation (contained in
               Exhibit 5).

       24      Power of Attorney (contained in Part II).